First Bancorp

EXHIBIT 99.1

INDEX OF FINANCIAL STATEMENTS

Description	Page Number

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at June 19, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
of First Bancorp

We have audited the accompanying special-purpose statement of assets acquired and liabilities assumed by First Bank (a wholly-owned subsidiary of First Bancorp) pursuant to the Purchase and Assumption Agreement dated June 19, 2009.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying special-purpose statement of assets acquired and liabilities assumed by First Bank pursuant to the Purchase and Assumption Agreement dated June 19, 2009, is fairly presented, in all material respects, on the basis of accounting described in Note 2.

/s/  Elliott Davis, PLLC
Charlotte, North Carolina
September 4, 2009

Statement of Assets Acquired and Liabilities Assumed
by First Bank (a wholly-owned subsidiary of First Bancorp)
(in thousands)

June 19, 2009

Cash	$34,922
Due from banks	56,774

Total cash and cash equivalents	91,696

Investment securities	40,189
Presold mortgages in process of settlement	3,249
Loans receivable, net of discount	530,783
Foreclosed real estate	12,459
Accrued interest receivable	3,226
FDIC loss share receivable	241,369
Intangible assets	3,798
Other	815

Total Assets Acquired	$927,584

Liabilities:
Demand deposit accounts	$35,224
NOW Accounts	32,015
Money market deposits	45,757
Savings accounts	21,243
Time deposits of $100,000 or more	255,774
Other time deposits	322,048

Total deposits	712,061

Borrowings from the Federal Home Loan Bank of Atlanta	159,465
Accrued interest payable	1,683
Other liabilities	4,088
Deferred taxes	17,719

Total Liabilities Assumed	895,016

Net Assets Acquired	$32,568

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed by First Bank (a wholly-owned subsidiary of First Bancorp)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Cooperative Bank

On June 19, 2009, First Bank, a wholly-owned subsidiary of First Bancorp, entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and certain assets of Cooperative Bank, a full service commercial bank headquartered in Wilmington, North Carolina.

Cooperative Bank operated twenty-one locations in North Carolina and three locations in South Carolina.  Prior to any purchase accounting adjustments, First Bank purchased approximately $830 million in loans and $16 million of other real estate owned (OREO) and assumed approximately $706 million of deposits.  In addition, First Bank also purchased cash and cash equivalents and investment securities of Cooperative Bank valued at $131.9 million and assumed $153 million in Federal Home Loan Bank Advances.

As part of the Purchase and Assumption Agreement, First Bank and the FDIC entered into two loss sharing agreements – one for single family loans and one for all other loans and OREO.  Under the loss share agreements, the FDIC will cover 80% of covered loan and foreclosed real estate losses up to $303 million and 95% of losses in excess of that amount.  The term for loss sharing on residential real estate loans is ten years, while the term for loss sharing on non-residential real estate loans is five years in respect to losses and eight years in respect to loss recoveries.  The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the book value of OREO, and certain direct costs.  New loans made after that date are not covered by the shared-loss agreements.

Note 2 — Basis of Presentation

First Bank has determined that the acquisition of the net assets of Cooperative Bank constitutes a business acquisition as defined by Statement of Financial Accounting Standards No. 141(R), Business Combinations (FAS 141(R)).  Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that statement.  Fair values are determined based on the requirements of Statement of Financial Accounting Standards No. 157, Fair Value Measurements. In many cases the determination of these fair values requires management to make estimates about market conditions and other future events that are highly subjective in nature and subject to change.  Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold
These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities
The fair values for investment securities were determined using current market quotes as of the acquisition date.  Included in investment securities is Federal Home Loan Bank of Atlanta stock amounting to $9.3 million.  The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances.  This stock is generally redeemable and is presented at the redemption value.

Loans receivable
Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current market conditions and discount rates.

FDIC loss share receivable
This loss sharing receivable is measured separately from the loan portfolio and OREO because it is not contractually embedded in the loans and is not transferable with the loans should First Bank choose to dispose of them.  Fair value was determined by multiplying the estimated fair value of the inherent loan and OREO losses by the FDIC recovery percentage, as shown in the following table:

(in thousands)	Loans	Foreclosed Real Estate

Book value of assets covered by loss share agreements as of date of acquisition	$832,207	15,993
Estimated fair value of assets	(534,032)	(12,459)

Estimated fair value of loss	298,175	3,534
Assumed loss sharing recovery percentage	80%	80%

FDIC loss share receivable at fair value	$238,540	2,829

Foreclosed real estate
Foreclosed real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

Deposit liabilities
The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Advances from the Federal Home Loan Bank of Atlanta
The fair value for FHLB advances was determined to be the total amount that First Bank paid to the FHLB in the period immediately after the acquisition date in order to pay off the advances, which included applicable prepayment penalties to compensate the FHLB for the difference between the book value of the advances and their fair value.

Taxes
In accordance with Section 597 of the Internal Revenue Code, the amount by which the fair value of the assets acquired exceeds the fair value of the liabilities assumed is taxable income and the resulting tax liability is payable to federal and state tax authorities in six annual installments.  The fair value of the assets acquired in this transaction exceeded the fair value of the liabilities assumed by $53.8 million, which resulted in First Bank recording a current tax liability of $3.5 million (included in Other Liabilities) and a deferred tax liability of $17.7 million.

Note 3 – Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by Cooperative Bank on the acquisition date and as adjusted for purchase accounting adjustments.

($ in thousands)	As Recorded by Cooperative Bank	Fair Value Adjustments		As Recorded by First Bancorp
Assets
Cash and cash equivalents	$66,096	–		66,096
Securities	40,189	–		40,189
Presold mortgages	3,249	–		3,249
Loans	828,958	(298,175)	(a)	530,783
Core deposit intangible	−	3,798	(b)	3,798
FDIC loss share receivable	−	241,369	(c)	241,369
Foreclosed properties	15,993	(3,534)	(d)	12,459
Other assets	4,178	(137)	(e)	4,041
Total	958,663	(56,679)		901,984

Liabilities
Deposits	$706,139	5,922	(f)	712,061
Borrowings	153,056	6,409	(g)	159,465
Other	2,068	159	(e)	2,227
Total	861,263	12,490		873,753

Excess of assets received over liabilities	97,400	(69,169)		28,231
Less: Asset discount	(123,000)
Cash received from FDIC at closing	25,600			25,600

Total gain recorded prior to tax impact				$53,831
Effective tax rate				39.5%
Total taxes – current and deferred – see Note 9				21,263
Total gain, net of taxes / Net Assets Acquired				$32,568

Explanation of Fair Value Adjustments
(a)	This estimated adjustment is necessary as of the acquisition date to write down Cooperative Bank’s book value of loans to the estimated fair value as a result of future expected loan losses.

(b)
This fair value adjustment represents the value of the core deposit base assumed in the acquisition based on a study performed by an independent consulting firm.  This amount was recorded by the Company as an identifiable intangible asset and will be amortized as an expense on a straight-line basis over the average life of the core deposit base, which is estimated to be 8 years.

(c)	This adjustment is the estimated fair value of the amount that the Company will receive from the FDIC under its loss sharing agreements as a result of future loan losses.

(d)	This is the estimated adjustment necessary to write down Cooperative Bank’s book value of foreclosed real estate properties to their estimated fair value as of the acquisition date.

(e)	This is immaterial adjustments made to acquired assets and assumed liabilities to reflect fair value.

(f)
This fair value adjustment was recorded because the weighted average interest rate of Cooperative Bank’s time deposits exceeded the cost of similar wholesale funding at the time of the acquisition.  This amount will be amortized to reduce interest expense on a declining basis over the average life of the portfolio of approximately 15 months.

(g)
This fair value adjustment was recorded because the interest rates of Cooperative Bank’s fixed rate borrowings exceeded current interest rates on similar borrowings.  This amount was realized shortly after the acquisition by prepaying the borrowings at a premium and thus there will be no future amortization related to this adjustment.

Note 4 — Facilities and Equipment

First Bank did not acquire the real estate, banking facilities, furniture or equipment of Cooperative Bank as part of the Purchase and Assumption Agreement. However, First Bank has the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values.  Currently all banking facilities and equipment are leased from the FDIC on a month-to-month basis. First Bank anticipates buying or assuming leases for most of the banking center buildings available for purchase or lease from the FDIC.

Note 5 — Investment Securities

The fair value of securities acquired was as follows at June 19, 2009:

Fair Value
(in thousands)
Government-sponsored enterprise term note securities	$25,325
Government-sponsored enterprise mortgage-backed securities	5,547
Federal Home Loan Bank of Atlanta stock	9,317

Total	$40,189

The estimated fair value of debt securities at June 19, 2009 are shown below by contractual maturity.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.  Mortgage-backed securities are shown in the “securities not due on a single maturity date” caption as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Fair Value
(in thousands)
Due within one year	$15,187
Due after one through five years	10,138
Due after five through ten years	−
Due after ten years	−
Securities not due on a single maturity date	14,864

Total	$40,189

Note 6 — Loans Receivable, net

The carrying amount of the acquired loans at June 19, 2009 consisted of loans accounted for in accordance with American Institute of Certified Public Accountants Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP 03-3) and loans not subject to SOP 03-3 as detailed in the following table.  As defined by SOP 03-3 and subject to certain exceptions contained in that statement, SOP 03-3 loans are loans with evidence of deterioration of credit quality for which it is probable that the borrower will not be able to make all contractually required payments.

(in thousands)	SOP 03-3 Loans		Non SOP 03-3 Loans	Total Acquired Loans

Commercial, financial, and agricultural	$	−	9,808	9,808
Real estate – construction, land development & other land loans		22,860	147,861	170,721
Real estate – mortgage – residential (1-4 family) first mortgages		−	240,196	240,196
Real estate – mortgage – home equity loans / lines of credit		−	26,829	26,829
Real estate – mortgage – commercial and other		3,165	73,878	77,043
Installment loans to individuals		−	6,186	6,186
Total		$26,025	504,758	530,783

The following table presents the Non SOP 03-3 loans receivable at the acquisition date of June 19, 2009.  The amounts include principal only and do not reflect accrued interest as of the date of the acquisition or beyond.

($ in thousands)
Contractual loan principal payments receivable	$738,632
Estimate of contractual principal not expected to be collected	(233,874)
Fair value of Non SOP 03-3 loans receivable	$504,758

The following table presents the SOP 03-3 loans receivable at the acquisition date of June 19, 2009.  The Company has initially applied the cost recovery method to all loans subject to SOP 03-3 at the acquisition date of June 19, 2009 due to the uncertainty as to the timing of expected cash flows as reflected in the following table.

($ in thousands)
Contractually required principal payments receivable	$90,503
Nonaccretable difference	(64,478)
Present value of cash flows expected to be collected	26,025
Accretable difference	−
Fair value of SOP 03-3 loans acquired	$26,025

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at June 19, 2009:

Acquired Value
(in thousands)
Noninterest bearing	$35,224
NOW	32,015
Money market	45,757
Savings	21,243
Time>$100,000	253,153
Time<$100,000	318,747

Acquired balance of deposits	706,139
Fair value adjustment	5,922

Total	$712,061

At June 19, 2009, scheduled maturities of certificates of deposit were as follows:

Period	Maturity Value
(in thousands)
June 20, 2009 through June 19, 2010	$503,149
June 20, 2010 through June 19, 2011	68,434
June 20, 2011 through June 19, 2012	317
Thereafter	−

Total	$571,900

 Note 8 — Advances from Federal Home Loan Bank of Atlanta

As of June 19, 2009, there were $153.1 million in borrowings outstanding from the FHLB.  The borrowings were secured by a blanket lien on eligible loans that were pledged to the FHLB.

The composition of FHLB advances assumed at June 19, 2009, was as follows:

Advances due in:	Acquired Value
(in thousands)
June 20, 2009 through June 19, 2010	$40,000
June 20, 2010 through June 19, 2011	30,000
June 20, 2011 through June 19, 2012	38,000
June 20, 2012 through June 19, 2013	20,000
June 20, 2013 through June 19, 2014	5,000
Thereafter	20,056

Total assumed	153,056
Fair value adjustment	6,409

Total FHLB advances	$159,465

Also see Note 10 – Subsequent Event.

Note 9 — Income Taxes

In accordance with Section 597 of the Internal Revenue Code, the amount by which the fair value of the assets acquired exceeds the fair value of the liabilities assumed is taxable income and the resulting tax liability is payable to federal and state tax authorities in six annual installments.  The fair value of the assets acquired in this transaction exceeded the fair value of the liabilities assumed by $53.8 million, which resulted in First Bank recording a current tax liability of $3.5 million (included in Other Liabilities) and a deferred tax liability of $17.7 million.  First Bank acquired none of the tax attributes of Cooperative Bank’s assets and liabilities.

Note 10 – Subsequent Event

In the ten days immediately after the acquisition, First Bank paid off all of the assumed Cooperative Bank advances.  First Bank paid the FHLB a total of $159.5 million to retire the $153.1 million in principal balances outstanding.